Supplemental Analyst Package 2Q 2016 July 25, 2016

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 2016 / 2017 Leasing Status 8 Investment Update 9 Owned Development Update 10 Third-Party Development Update 11 Management Services Update 12 Capital Structure 13 Interest Coverage 14 Capital Allocation – Long Term Funding Plan 15 2016 Outlook - Summary 16 2016 Outlook – Detail 17 Detail of Same Store Groupings 18 Definitions 19 Investor Information 21

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended June 30,				Six Months Ended June 30,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Total revenues	$ 185,983	$ 177,874	$ 8,109	4.6%	$ 385,978	$ 370,367	$ 15,611	4.2%
Operating income	39,106	34,452	4,654	13.5%	92,141	84,628	7,513	8.9%
Net income attributable to ACC[1]	18,438	15,580	2,858	18.3%	64,025	85,777	(21,752)	-25.4%
Net income per share - basic and diluted	0.14	0.14			0.50	0.76		
Funds From Operations ("FFO")[2]	71,650	63,113	8,537	13.5%	153,496	140,152	13,344	9.5%
FFO per share—diluted[2]	0.54	0.55	(0.01)	-1.8%	1.19	1.23	(0.04)	-3.3%
Funds From Operations - Modified ("FFOM")[2]	72,195	65,185	7,010	10.8%	150,363	141,267	9,096	6.4%
FFOM per share—diluted[2]	0.54	0.57	(0.03)	-5.3%	1.16	1.24	(0.08)	-6.5%

Market Capitalization and Unsecured Notes Covenants[3]	June 30, 2016	December 31, 2015
Debt to total market capitalization	26.8%	38.2%
Net debt to EBITDA	6.0x	7.4x
Unencumbered asset value to total asset value	73.1%	71.3%
Total debt to total asset value	35.5%	42.8%
Secured debt to total asset value	14.0%	15.4%
Unencumbered asset value to unsecured debt	341.2%	260.5%
Interest coverage[4]	3.7x	3.7x

1. Excluding net gains from dispositions of real estate and losses from the early extinguishment of debt, net income attributable to ACC for the three months ended June 30, 2015 would have been $13.0 million. Excluding net gains from dispositions of real estate and losses from the early extinguishment of debt, net income attributable to ACC for the six months ended June 30, 2016 and 2015 would have been $46.6 million and $39.5 million, respectively.
2. Refer to page 4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
4. Refer to calculation on page 14.

1

Consolidated Balance Sheets ($ in thousands) June 30, 2016 December 31, 2015 (unaudited) Assets Investments in real estate: Wholly-owned properties, net 5,721,507$ 5,522,271$ Wholly-owned properties held for sale - 55,354 On-campus participating properties, net 87,596 90,129 Investments in real estate, net 5,809,103 5,667,754 Cash and cash equivalents 206,738 16,659 Restricted cash 34,946 33,675 Student contracts receivable, net 7,117 18,475 Other assets1 2 257,153 269,685 Total assets 6,315,057$ 6,006,248$ Liabilities and equity Liabilities: Secured mortgage, construction and bond debt2 1,054,376$ 1,094,962$ Unsecured notes2 1,187,695 1,186,700 Unsecured term loans2 348,593 597,719 Unsecured revolving credit facility - 68,900 Accounts payable and accrued expenses 61,626 71,988 Other liabilities3 164,493 144,811 Total liabilities 2,816,783 3,165,080 Redeemable noncontrolling interests 73,722 59,511 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,304 1,124 Additional paid in capital 4,021,440 3,325,806 Treasury stock (975) (403) Accumulated earnings and dividends (594,115) (550,501) Accumulated other comprehensive loss (7,263) (5,830) 3,420,391 2,770,196 Noncontrolling interests - partially owned properties 4,161 11,461 Total equity 3,424,552 2,781,657 Total liabilities and equity 6,315,057$ 6,006,248$ Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 1. As of June 30, 2016, other assets include approximately $3.1 million related to net deferred financing costs on our revolving credit facility and the net value of in-place leases. 2. Beginning in 2016, deferred financing costs associated with secured mortgage, construction and bond debt, unsecured notes, and unsecured term loans are subject to new accounting guidance and are presented as a direct reduction to the carrying value of the debt. Prior period amounts have been reclassified to conform to the current period presentation. 3. As of June 30, 2016, other liabilities include approximately $42.7 million in deferred revenue and fee income. 2

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2016	2015	$ Change	2016	2015	$ Change
Revenues						
Wholly-owned properties	$ 174,682	$ 167,468	$ 7,214	$ 360,384	$ 347,366	$ 13,018
On-campus participating properties	6,214	5,704	510	16,260	14,904	1,356
Third-party development services	2,121	1,677	444	3,156	2,241	915
Third-party management services	2,253	2,324	(71)	4,663	4,325	338
Resident services	713	701	12	1,515	1,531	(16)
Total revenues	**185,983**	**177,874**	**8,109**	**385,978**	**370,367**	**15,611**
Operating expenses						
Wholly-owned properties	77,722	77,251	471	156,573	156,261	312
On-campus participating properties	3,299	2,942	357	6,341	5,610	731
Third-party development and management services	3,560	4,012	(452)	7,298	7,152	146
General and administrative	6,126	5,678	448	11,435	10,428	1,007
Depreciation and amortization	53,703	51,578	2,125	107,419	102,229	5,190
Ground/facility leases	2,467	1,961	506	4,771	4,059	712
Total operating expenses	**146,877**	**143,422**	**3,455**	**293,837**	**285,739**	**8,098**
Operating income	**39,106**	**34,452**	**4,654**	**92,141**	**84,628**	**7,513**
Nonoperating income and (expenses)						
Interest income	1,475	1,085	390	2,754	2,197	557
Interest expense	(20,119)	(20,586)	467	(42,746)	(42,574)	(172)
Amortization of deferred financing costs	(1,352)	(1,338)	(14)	(3,894)	(2,717)	(1,177)
Gain from disposition of real estate	-	3,790	(3,790)	17,409	48,042	(30,633)
Loss from early extinguishment of debt	-	(1,175)	1,175	-	(1,770)	1,770
Total nonoperating (expense) income	**(19,996)**	**(18,224)**	**(1,772)**	**(26,477)**	**3,178**	**(29,655)**
Income before income taxes	19,110	16,228	2,882	65,664	87,806	(22,142)
Income tax provision	(345)	(310)	(35)	(690)	(621)	(69)
Net income	**18,765**	**15,918**	**2,847**	**64,974**	**87,185**	**(22,211)**
Net income attributable to noncontrolling interests	(327)	(338)	11	(949)	(1,408)	459
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 18,438**	**$ 15,580**	**$ 2,858**	**$ 64,025**	**$ 85,777**	**$ (21,752)**
Other comprehensive (loss) income						
Change in fair value of interest rate swaps and other	(23)	845	(868)	(1,433)	(1,023)	(410)
Comprehensive income	**$ 18,415**	**$ 16,425**	**$ 1,990**	**$ 62,592**	**$ 84,754**	**$ (22,162)**
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic and diluted	**$ 0.14**	**$ 0.14**		**$ 0.50**	**$ 0.76**	
Weighted-average common shares outstanding						
Basic	**130,456,923**	**112,308,114**		**126,951,454**	**111,635,345**	
Diluted	**131,240,667**	**112,983,939**		**127,753,492**	**113,652,341**	

3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2016	2015	$ Change	2016	2015	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 18,438	$ 15,580	$ 2,858	$ 64,025	$ 85,777	$ (21,752)
Noncontrolling interests	327	338	(11)	949	1,408	(459)
Gain from disposition of real estate	-	(3,790)	3,790	(17,409)	(48,042)	30,633
Real estate related depreciation and amortization	52,885	50,985	1,900	105,931	101,009	4,922
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**71,650**	**63,113**	**8,537**	**153,496**	**140,152**	**13,344**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	1,097	969	128	(2,067)	(1,699)	(368)
Amortization of investment in on-campus participating properties	(1,831)	(1,735)	(96)	(3,654)	(3,451)	(203)
	70,916	62,347	8,569	147,775	135,002	12,773
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cash flow[1]	1,015	739	276	1,865	1,614	251
Management fees	264	241	23	723	668	55
Contribution from on-campus participating properties	1,279	980	299	2,588	2,282	306
Property acquisition costs	-	683	(683)	-	2,213	(2,213)
Elimination of loss from early extinguishment of debt[2]	-	1,175	(1,175)	-	1,770	(1,770)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 72,195**	**$ 65,185**	**$ 7,010**	**$ 150,363**	**$ 141,267**	**$ 9,096**
FFO per share - diluted	**$ 0.54**	**$ 0.55**		**$ 1.19**	**$ 1.23**	
FFOM per share - diluted	**$ 0.54**	**$ 0.57**		**$ 1.16**	**$ 1.24**	
Weighted average common shares outstanding - diluted	**132,638,808**	**114,541,910**		**129,159,380**	**113,762,540**	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
2. Represents losses associated with the early pay-off of mortgage loans for four properties sold during the six months ended June 30, 2015. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFOM to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions.

4

Wholly-Owned Properties Results of Operations

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 157,172	$ 153,387	$ 3,785	2.5%	$ 323,348	$ 315,763	$ 7,585	2.4%
New properties	18,223	6,780	11,443		36,418	10,539	25,879	
Sold properties[1]	-	8,002	(8,002)		2,133	22,595	(20,462)	
Total revenues[2]	**$ 175,395**	**$ 168,169**	**$ 7,226**	**4.3%**	**$ 361,899**	**$ 348,897**	**$ 13,002**	**3.7%**
Wholly-owned properties operating expenses								
Same store properties[3]	$ 70,926	$ 69,245	$ 1,681	2.4%	$ 141,641	$ 138,479	$ 3,162	2.3%
New properties	6,796	3,888	2,908		13,824	6,610	7,214	
Sold properties[1]	-	4,118	(4,118)		1,108	11,172	(10,064)	
Total operating expenses	**$ 77,722**	**$ 77,251**	**$ 471**	**0.6%**	**$ 156,573**	**$ 156,261**	**$ 312**	**0.2%**
Wholly-owned properties net operating income								
Same store properties	$ 86,246	$ 84,142	$ 2,104	2.5%	$ 181,707	$ 177,284	$ 4,423	2.5%
New properties	11,427	2,892	8,535		22,594	3,929	18,665	
Sold properties[1]	-	3,884	(3,884)		1,025	11,423	(10,398)	
Total net operating income	**$ 97,673**	**$ 90,918**	**$ 6,755**	**7.4%**	**$ 205,326**	**$ 192,636**	**$ 12,690**	**6.6%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings.

1. Includes 20 properties sold in 2015, along with two properties sold during the first six months of 2016, which are disclosed on page 9.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. See page 6 for detail of same store operating expenses.

5

Same Store Wholly-Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

	Three Months Ended June 30,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Utilities[1]	$ 15,881	$ 199	0.5%	22%	$ 15,801	$ 198	23%
Property taxes[2]	16,162	203	6.3%	23%	15,200	191	22%
General & administrative and other[3]	15,605	196	5.0%	22%	14,863	186	22%
Payroll[4]	13,997	176	-0.5%	20%	14,063	176	20%
Repairs and maintenance[5]	5,037	63	-3.6%	7%	5,226	66	8%
Marketing[6]	2,643	33	10.2%	4%	2,399	30	3%
Insurance	1,601	20	-5.4%	2%	1,693	21	2%
Total same store wholly-owned operating expenses	**$ 70,926**	**$ 890**	**2.4%**	**100%**	**$ 69,245**	**$ 868**	**100%**
Weighted average same store wholly-owned beds	**79,733**						

	Six Months Ended June 30,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Utilities[1]	$ 32,475	$ 407	-0.7%	23%	$ 32,703	$ 410	24%
Property taxes[2]	31,907	400	5.2%	22%	30,336	381	22%
General & administrative and other[3]	30,637	384	3.7%	22%	29,554	371	21%
Payroll[4]	27,968	351	0.2%	20%	27,912	350	20%
Repairs and maintenance[5]	9,864	124	4.1%	7%	9,474	119	7%
Marketing[6]	5,588	70	12.4%	4%	4,972	62	4%
Insurance	3,202	40	-9.2%	2%	3,528	44	2%
Total same store wholly-owned operating expenses	**$ 141,641**	**$ 1,776**	**2.3%**	**100%**	**$ 138,479**	**$ 1,737**	**100%**
Weighted average same store wholly-owned beds	**79,733**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings.

1. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
2. The increase over the prior year is primarily due to higher than anticipated property tax assessments in various markets.
3. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process.
6. Includes costs related to property marketing campaigns associated with our annual leasing efforts.

6

Seasonality of Operations

($ in thousands, except per bed amounts)

	Three Months Ended					
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	Total/Weighted Average-Last 12 Months
2016 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 630	$ 650	$ 663	$ 661	$ 649	$ 656
Other income per occupied bed per month[1]	60	75	53	53	61	60
Total revenue per occupied bed	**$ 690**	**$ 725**	**$ 716**	**$ 714**	**$ 710**	**$ 716**
Average number of owned beds	79,733	79,733	79,733	79,733	79,733	79,733
Average physical occupancy for the quarter	93.0%	91.3%	97.8%	97.4%	92.6%	94.8%
Total revenue	$ 153,387	$ 158,271	$ 167,434	$ 166,176	$ 157,172	$ 649,053
Property operating expenses	69,245	87,580	70,984	70,715	70,926	300,205
Net operating income	$ 84,142	$ 70,691	$ 96,450	$ 95,461	$ 86,246	$ 348,848
Operating margin	*54.9%*	*44.7%*	*57.6%*	*57.4%*	*54.9%*	*53.7%*
2016 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 800	$ 649	$ 786	$ 784	$ 785	$ 762
Other income per occupied bed per month[1]	92	98	75	71	69	76
Total revenue per occupied bed	**$ 892**	**$ 747**	**$ 861**	**$ 855**	**$ 854**	**$ 838**
Average number of owned beds	2,978	5,263	7,738	7,738	7,738	7,119
Average physical occupancy for the quarter	85.1%	82.3%	90.5%	91.7%	91.9%	89.7%
Total revenue	$ 6,780	$ 9,704	$ 18,097	$ 18,195	$ 18,223	$ 64,219
Property operating expenses	3,888	6,873	7,041	7,028	6,796	27,738
Net operating income	$ 2,892	$ 2,831	$ 11,056	$ 11,167	$ 11,427	$ 36,481
Operating margin	*42.7%*	*29.2%*	*61.1%*	*61.4%*	*62.7%*	*56.8%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 636	$ 650	$ 674	$ 671	$ 661	$ 665
Other income per occupied bed per month[1]	60	76	54	54	62	61
Total revenue per occupied bed	**$ 696**	**$ 726**	**$ 728**	**$ 725**	**$ 723**	**$ 726**
Average number of owned beds	82,711	84,996	87,471	87,471	87,471	86,852
Average physical occupancy for the quarter	92.7%	90.7%	97.1%	96.9%	92.5%	94.3%
Total revenue	$ 160,167	$ 167,975	$ 185,531	$ 184,371	$ 175,395	$ 713,272
Property operating expenses	73,133	94,453	78,025	77,743	77,722	327,943
Net operating income	$ 87,034	$ 73,522	$ 107,506	$ 106,628	$ 97,673	$ 385,329
Operating margin	*54.3%*	*43.8%*	*57.9%*	*57.8%*	*55.7%*	*54.0%*
Sold properties[2]						
Total revenue	$ 8,002	$ 3,078	$ 2,537	$ 2,133	$ -	$ 7,748
Property operating expenses	4,118	1,958	1,139	1,108	-	4,205
Net operating income	$ 3,884	$ 1,120	$ 1,398	$ 1,025	$ -	$ 3,543

Note: The same store grouping above represents properties owned and/or operating for both the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes 20 properties sold in 2015, along with two properties sold during the first quarter of 2016, which are disclosed on page 9.

7

2016 / 2017 Leasing Status

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]
2017 Same Store Wholly-owned Properties						
Final Fall 2015 occupancy of 98% or greater	62,531	61,490	101.7%	103.4%	61,612	99.6%
Final Fall 2015 occupancy between 95% and 98%	10,480	11,104	94.4%	96.0%	11,148	96.8%
Final Fall 2015 occupancy less than 95%	13,065	14,621	89.4%	83.9%	14,711	85.3%
Total 2017 Same Store Wholly-owned Properties	**86,076**	**87,215**	**98.7%**	**99.2%**	**87,471**	**96.8%**
New Wholly-owned Properties[6]	**3,197**	**3,169**	**100.9%**	**n/a**	**3,191**	**n/a**
Total - Wholly-owned Properties	**89,273**	**90,384**	**98.8%**	**99.2%[4]**	**90,662**	**96.8%[4]**

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[5]
2017 Same Store Wholly-owned Properties								
Final Fall 2015 occupancy of 98% or greater	58,952	61,490	95.9%	97.5%	61,612	99.6%		
Final Fall 2015 occupancy between 95% and 98%	10,015	11,104	90.2%	91.1%	11,148	96.8%		
Final Fall 2015 occupancy less than 95%	12,273	14,621	83.9%	76.2%	14,711	85.3%		
Total 2017 Same Store Wholly-owned Properties	**81,240**	**87,215**	**93.1%**	**93.2%**	**87,471**	**96.8%**	**3.0%**	**3.0%**
New Wholly-owned Properties[6]	**2,667**	**3,169**	**84.2%[7]**	**n/a**	**3,191**	**n/a**	**n/a**	**n/a**
Total - Wholly-owned Properties	**83,907**	**90,384**	**92.8%**	**93.2%[4]**	**90,662**	**96.8%[4]**	**3.0%**	**3.0%**

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2016/2017 academic year represents properties that will be classified as same store properties in 2017. Refer to page 18 for detail of our same store groupings.

1. As of July 22, 2016 for current year and July 22, 2015 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2015.
4. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2015 occupancy.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
6. Properties currently under construction with an anticipated delivery date of Fall 2017 are not included because these properties will not begin undertaking leasing activities until Fall 2016.
7. Excluding Merwick Stanworth Phase II, a community which will serve faculty and staff members of Princeton University and is expected to stabilize in a manner consistent with a multi-family property during the first academic year, the company's 2016 new development deliveries are preleased to an average of 92.1%.

8

Investment Update ($ in thousands) DISPOSITIONS Project Location Primary University Served Beds Closing Date Sales Price Outstanding Mortgage Debt The Edge - Orlando Orlando, FL University of Central Florida 930 March 11, 2016 -$ University Village - Sacramento Sacramento, CA California State Univ. - Sacramento 394 March 24, 2016 - 1,324 73,800$ -$ 9

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

						As of June 30, 2016			
Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
Currie Hall	Los Angeles, CA	University of Southern California	ACE	456	$ 52,200	$ 50,681	$ 77	$ 50,758	August 2016
Fairview House	Indianapolis, IN	Butler University	ACE	633	39,600	37,311	11	37,322	August 2016
University Pointe	Louisville, KY	University of Louisville	ACE	531	44,100	38,679	19	38,698	August 2016
Merwick Stanworth Phase II[4]	Princeton, NJ	Princeton University	ACE	379	46,500	41,134	671	41,805	Fall 2016
U Club on 28th	Boulder, CO	University of Colorado	Off-campus	398	52,200	39,714	9,971	49,685	August 2016
U Club Sunnyside	Morgantown, WV	West Virginia University	Off-campus	534	46,300	38,324	7,779	46,103	August 2016
The Court at Stadium Centre[5]	Tallahassee, FL	Florida State University	Off-campus	260	27,900	25,242	1,825	27,067	August 2016
		SUBTOTAL - 2016 DELIVERIES		**3,191**	**$ 308,800**	**$ 271,085**	**$ 20,353**	**$ 291,438**	
Arizona State Univ. Res. Hall	Tempe, AZ	Arizona State University	ACE	1,594	$ 107,800	$ 41,868	$ -	$ 41,868	August 2017
Sky View	Flagstaff, AZ	Northern Arizona University	ACE	626	56,600	11,932	236	12,168	August 2017
Prairie View A&M Univ. Phase VIII	Prairie View, TX	Prairie View A&M University	ACE	466	26,800	4,508	-	4,508	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-campus	718	69,100	12,657	14,005	26,662	August 2017
U Pointe on Speight	Waco, TX	Baylor University	Off-campus	700	49,800	9,551	4,705	14,256	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech University	Off-campus	1,204	81,600	13,424	16,772	30,196	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	251	25,000	2,101	831	2,932	August 2017
U Club Binghamton	Binghamton, NY	SUNY Binghamton University	Off-campus	562	55,800	4,478	12,847	17,325	August 2017
Callaway House Apartments[6]	Norman, OK	University of Oklahoma	Off-campus	915	89,100	21,462	12,651	34,113	August 2017
U Centre on College[6]	Clemson, SC	Clemson University	Off-campus	418	41,500	12,208	-	12,208	August 2017
		SUBTOTAL - 2017 DELIVERIES		**7,454**	**$ 603,100**	**$ 134,189**	**$ 62,047**	**$ 196,236**	

OWNED DEVELOPMENT PIPELINE[7] [8]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1] [9]	Targeted Completion
Butler University Phase II	Indianapolis, IN	Butler University	ACE	Q3/Q4 2016	633	$ 39,000	Fall 2018
Univ. of California, Berkeley	Berkeley, CA	University of California, Berkeley	ACE	Q4 2016	783	94,000	Fall 2018
Virginia Commonwealth Univ.	Richmond, VA	Virginia Commonwealth Univ.	ACE	Q3 2016	1,524	92,000	Fall 2018
Northeastern University	Boston, MA	Northeastern University	ACE	Q1 2017	798	150,000	Fall 2019
Carbondale Development	Carbondale, IL	Southern Illinois University	Off-campus	TBD	650	32,000	TBD
					4,388	**$ 407,000**	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. The Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balance above excludes $3.2 million related to ongoing renovation projects at operating properties.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. This community will serve faculty and staff members of Princeton University and, unlike student housing communities, this property is expected to stabilize in a manner consistent with a multi-family property during the first academic year.
5. In conjunction with the purchase of Stadium Centre in July 2015, we entered into a presale agreement to purchase The Court at Stadium Centre, an adjacent property, which will be completed in August 2016. We completed the purchase of the property in May 2016. Estimated Project Cost includes the initial purchase price as well as amounts incurred by the company outside of the acquisition, which consist of ACC-elected upgrades, marketing and leasing costs and transaction costs.
6. In June 2016, we secured two in-process development projects which were part of the broader University House Communities Group, Inc. transaction.
7. Does not include undeveloped land parcels in eight university markets totaling $39.5 million.
8. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
9. Estimated Project Cost includes land and other predevelopment costs of $10.6 million incurred as of June 30, 2016 for owned development pipeline projects.

10

Third-Party Development Update

($ in thousands)

	Three Months Ended June 30, 2016	2015	$ Change	Six Months Ended June 30, 2016	2015	$ Change
Development services revenue	$ 2,121	$ 1,677	$ 444	$ 3,156	$ 2,241	$ 915
% of total revenue	1.1%	0.9%		0.8%	0.6%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of June 30, 2016	Fees Earned in Current Year	Remaining Fees as of June 30, 2016	Scheduled Completion
The Nest	Chicago, IL	Northeastern Illinois University	440	$ 2,100	$ 1,843	$ 398	$ 257	August 2016
Oregon State Univ. Cascades	Bend, OR	Oregon State University	340	1,900	1,376	357	524	December 2016
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	2,300	1,190	1,190	1,110	August 2017
Texas A&M University San Antonio	San Antonio, TX	Texas A&M University San Antonio	382	1,100	560	560	540	August 2017
			1,722	$ 7,400	$ 4,969	$ 2,505	$ 2,431	

ON-CAMPUS AWARD PIPELINE[1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas A&M University Corpus Christi[2]	Corpus Christi, TX	Third-party	n/a	Q3 / Q4 2016	$ 1,400
Arizona State Univ. Apartments	Tempe, AZ	ACE	TBD	Q3 / Q4 2018	n/a
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2019	n/a
La Salle University	Philadelphia, PA	Third-party	TBD	Fall 2019	TBD

1. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, we will earn fees for the performance of advisory services related to a not-for-profit entity's purchase of a 1,790-bed apartment community for the benefit of the University.

11

Management Services Update
($ in thousands)

	Three Months Ended June 30, 2016	2015	$ Change	Six Months Ended June 30, 2016	2015	$ Change
Management services revenue	$ 2,253	$ 2,324	$ (71)	$ 4,663	$ 4,325	$ 338
% of total revenue	1.2%	1.3%		1.2%	1.2%	

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Nest	Chicago, IL	Northeastern Illinois University	440	$ 170	August 2016
Centennial Place	Toronto, Canada	Centennial College	742	170	September 2016
Collegeview Commons[2]	Ontario, Canada	Conestoga College	487	50	September 2016
Texas A&M University Corpus Christi	Corpus Christi, TX	Texas A&M University Corpus Christi	1,790	480	Q3 / Q4 2016
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	180	August 2017
Texas A&M University San Antonio	San Antonio, TX	Texas A&M University San Antonio	382	100	August 2017
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513	50	September 2017
			4,914	$ 1,200	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2016 Fee Contribution Prior to Termination	Discontinued As Of
3170 & 3190 Donnelly	Windsor, Ontario	University of Windsor	117	$ 4	April 2016
675 Richmond	London, Ontario	University of Western Ontario	451	16	April 2016
West Village Suites	Hamilton, Ontario	McMaster University	449	45	July 2016
The Luxe	Waterloo, Ontario	University of Waterloo	955	92	July 2016
Village Suites	Oshawa, Ontario	Durham College	588	51	July 2016
Centennial	Toronto, Canada	Centennial College	368	42	September 2016
			2,928	$ 250	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $90,000 to be earned from December 2015 through August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $50,000 per year.

12

Capital Structure as of June 30, 2016 ($ in millions, except per share data) Weighted Average Interest Rate Of Debt Maturing Each Year Fixed Rate Mortgage Loans 6.0% 5.8% 4.2% - 5.6% 5.4% 4.1% 7.2% 4.5% 3.7% Total Debt 6.0% 3.5% 4.2% - 3.6% 4.2% 4.1% 4.0% 4.3% 4.6% Note – refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page. 1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $45.0 million, unamortized original issue discount on unsecured notes of $2.1 million, and unamortized deferred financing costs of $16.9 million. 2. Based on share price of $52.87 and fully diluted share count of 132,624,203 as of June 30, 2016. Assumes conversion of 1,394,405 common and preferred Operating Partnership units and 783,220 unvested restricted stock awards. 3. Excludes accumulated depreciation of $951.0 million and receivables and intangible assets, net of accumulated amortization, of $33.9 million. 4. Refer to page 14 for a calculation of Interest Coverage and a reconciliation to the nearest GAAP measures. 5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%. 6. The company’s variable rate debt consists of the unsecured revolving credit facility. All variable debt was repaid in February 2016. 13

Interest Coverage
($ in thousands)

	Three Months Ended				
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 1,855	$ 28,359	$ 45,587	$ 18,438	$ 94,239
Net income attributable to noncontrolling interests	161	501	622	327	1,611
Interest expense	21,053	24,162	22,627	20,119	87,961
Income tax provision	311	310	345	345	1,311
Depreciation and amortization	51,874	54,685	53,716	53,703	213,978
Amortization of deferred financing costs	1,315	1,518	2,542	1,352	6,727
Share-based compensation	1,704	2,481	2,651	2,842	9,678
Gain from disposition of real estate	(4,657)	-	(17,409)	-	(22,066)
Other adjustments	(388)	-	-	-	(388)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 73,228**	**$ 112,016**	**$ 110,681**	**$ 97,126**	**$ 393,051**
Pro-forma adjustments to EBITDA[1]					415
Adjusted EBITDA					**$ 393,466**
Interest Expense from consolidated statement of comprehensive income	$ 21,053	$ 24,162	$ 22,627	$ 20,119	$ 87,961
Amortization of mortgage debt premiums/discounts	3,106	3,150	3,236	3,188	12,680
Capitalized interest	2,713	1,461	2,090	3,565	9,829
Change in accrued interest payable	1,054	(4,366)	4,884	(4,275)	(2,703)
Cash Interest Expense	**$ 27,926**	**$ 24,407**	**$ 32,837**	**$ 22,597**	**$ 107,767**
Pro-forma adjustments to Cash Interest Expense[1]					(1,637)
Adjusted Interest Expense					**$ 106,130**
Interest Coverage					**3.7x**

Note: refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

14

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of June 30, 2016

Estimated Development Capital Uses:

	Estimated Project Cost	Total Costs Incurred	**Remaining Capital Needs**
Development Pipeline[1]			
2016 Developments Underway	$ 309	$ 291	$ 18
2017 Developments Underway or Expected to Start in Current Year	603	196	407
2018/2019 Developments Expected to Start in Current Year	225	5	220
Total	$ 1,137	$ 492	**$ 645**

Estimated Sources:

	Capital Sources
Cash and Cash Equivalents	$ 207
Estimated Cash Flow available for Investment - through 2018[2]	123
Remaining Targeted Asset Dispositions and/or Joint Ventures through 2016[3]	126 - 526
Total	**$ 456 - 856**

Selected Credit Metrics[4]

Credit Metric:	**June 30, 2016**	**Pro Forma[5]**
Total Debt to Total Asset Value	35.5%	33.0% - 36.5%
Net Debt to EBITDA	6.0x	5.3x - 6.0x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, free cash available for investment, and capital market transactions.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 10. Estimated Project Cost for 2018/2019 developments includes three projects not yet under construction: Butler University Phase II ($39.0 million), Univ. of California, Berkeley ($94.0 million), and Virginia Commonwealth University ($92.0 million). If we elect to move forward with additional developments, we would commence construction in future years.
2. For purposes of analysis, available cash flow is derived from disclosure in our 2015 Form 10-K and is calculated as net cash provided by operating activities of $261.0 million less dividend payments of $178.5 million, less principal payments on debt of $14.5 million, less recurring capital expenditures of $19.4 million. Calculation results in available cash flow for investment in 2015 of $49.0 million, which is then annualized over the remaining 10 quarters through the end of 2018.
3. Remaining targeted dispositions after the $74 million of dispositions closed during Q1 2016.
4. Refer to definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
5. Ratios represent the pro forma impact of dispositions and development deliveries assumed in the Sources and Uses table. Yields for developments range from 6.5% - 7.0% and the capitalization rate range for dispositions and/or joint ventures is consistent with those observed in recent transactions for core (5.0%) and non-core (6.3%) student housing assets. Actual ratios will vary based on the timing of dispositions versus the timing of construction funding. The targeted asset dispositions for 2016, consist entirely of non-core assets.

15

2016 Outlook – Summary1 ($ in thousands, except share and per-share data) 1. The company believes that the financial results for the fiscal year ending December 31, 2016 may be affected by, among other factors: • national and regional economic trends and events; • the timing of acquisitions and/or dispositions; • interest rate risk; • the timing of commencement of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the success of releasing the company’s owned properties for the 2016-2017 academic year. 2. Refer to page 17 for details of changes in assumptions used to determine the revised guidance range. 16 Low High Low High Net income 90,800$ 101,000$ 108,500$ 118,800$ Noncontrolling interests 900 1,100 1,150 1,300 Gain from disposition of real estate - - (17,400) (17,400) Depreciation and amortization 195,700 206,100 202,250 206,800 Funds from operations ("FFO") 287,400$ 308,200$ 294,500$ 309,500$ Elimination of operations from on-campus participating properties (11,000) (11,400) (11,000) (11,400) Contribution from on-campus participating properties 3,800 4,400 3,800 4,400 Funds from operations - modified ("FFOM") 280,200$ 301,200$ 287,300$ 302,500$ Net income per share - diluted 0.69$ 0.77$ 0.83$ 0.91$ FFO per share - diluted 2.19$ 2.35$ 2.25$ 2.36$ FFOM per share - diluted 2.14$ 2.30$ 2.19$ 2.31$ Weighted-average common shares outstanding - diluted 130,950,000 130,950,000 130,950,000 130,950,000 Original Current2

2016 Outlook – Changes From Previous Guidance

($ in thousands, except share and per share data)

2016 Property Net Operating Income	Original Low	Original High	Current Low	Current High
Wholly-owned properties:				
2016 same store properties[1]				
Revenue	$ 655,400	$ 659,800	$ 655,400	$ 659,800
Operating Expenses	(304,000)	(302,300)	(304,000)	(302,300)
Net operating income	351,400	357,500	351,400	357,500
2016 new properties net operating income	52,700	53,200	52,700	53,200
2016 Held for Sale properties net operating income[2]	1,100	1,100	1,100	1,100
2016 speculative dispositions net operating income	(21,000)	(2,500)	(10,000)	(900)
Total wholly-owned properties net operating income	**$ 384,200**	**$ 409,300**	**$ 395,200**	**$ 410,900**
2016 same store net operating income growth	2.0%	3.8%	2.0%	3.8%
AY 2016/2017 final leasing results - occupancy	96.75%	98.75%	96.75%	98.75%
AY 2016/2017 final leasing results - rental rate	3.25%	2.75%	3.25%	2.75%
Dispositions[3]	$ 600,000	$ 200,000	$ 600,000	$ 200,000
Development deliveries	$ 280,900	$ 280,900	$ 280,900	$ 280,900
Mezzanine/pre-sale purchases	$ 26,450	$ 26,450	$ 27,900	$ 27,900

Third-party Services	Original Low	Original High	Current Low	Current High
Third-party development services revenue	$ 4,200	$ 5,200	$ 5,200	$ 5,200
Third-party management services revenue	10,800	9,800	9,900	9,800
Third-party dev. and mgmt. services expenses	(16,500)	(15,100)	(16,500)	(15,100)

Corporate Expenses and Other	Original Low	Original High	Current Low	Current High
Net Income:				
General and administrative expenses	$ 22,700	$ 22,900	$ 22,700	$ 22,900
Ground/facility leases expense:				
ACE properties	6,000	6,000	6,000	6,000
On-campus participating properties	2,500	2,900	2,500	2,900
Total ground/facility leases expense	8,500	8,900	8,500	8,900
Interest income	5,300	4,600	5,300	4,600
Interest expense[4]	70,500	76,000	74,400	76,200
Capitalized interest	10,700	10,900	10,700	10,900
Amortization of deferred financing costs	6,200	6,400	6,300	6,400
Income tax provision	1,400	1,400	1,400	1,400
FFOM:				
Corporate depreciation	3,500	3,300	3,500	3,300
Contribution from on-campus participating properties	3,800	4,400	3,800	4,400

Significant Changes From Previous Guidance

The only revision to property net operating income guidance relates to the timing of anticipated disposition activity. Both the original and current guidance ranges include $74 million of disposition activity completed in the first quarter 2016. The original guidance range for dispositions assumed an additional $526 million of dispositions during the second quarter 2016 at the low-end, and an additional $126 million of dispositions during the fourth quarter 2016 at the high-end. The current guidance range has been updated to reflect the anticipated timing of such disposition activity to occur at various dates during the fourth quarter 2016 (October 1, 2016 closing date at the low-end and December 1, 2016 closing date at the high-end.)

Mezzanine/pre-sale purchases has been revised to include post acquisition costs of completion, which consist of ACC-elected upgrades, initial operations, marketing and leasing costs, as well as transaction costs.

The low-end of the range for third party development services revenue has been updated to reflect the actual closing and commencement of construction of the Momentum Village Phase II and Texas A&M University San Antonio projects during the second quarter 2016, as well as the anticipated closing of the Texas A&M University Corpus Christi consulting engagement during the third or fourth quarter 2016. The low-end of the original guidance range assumed only two of these three projects would close during 2016. Refer to page 11.

The low-end of the original and current guidance ranges for third party management services revenue assumes we will provide management services for a majority of the sold properties assumed in the low-end of the guidance range, subsequent to their disposition. The low-end of the current guidance range for third-party management services revenue has been updated to reflect the revised disposition timing assumptions discussed above.

Interest expense and amortization of deferred financing costs have been revised to reflect differences in the timing of speculative dispositions, as discussed above. The low-end of the guidance range assumes the extinguishment of $264.7 million of fixed rate mortgage loans (including $55.5 million scheduled to mature in 2016) with an effective interest rate of 4.4% in connection with the property dispositions assumed at the low-end of the guidance range. The high-end of the guidance range assumes the extinguishment of $44.8 million of fixed rate mortgage loans with an effective interest rate of 3.6% in connection with the dispositions assumed at the high-end of the guidance range.

1. Refer to page 18 for detail of the 2016 same store and new property groupings.
2. Represents the contribution from two properties (The Edge Orlando and University Village Sacramento) classified as Held for Sale as of December 31, 2015 that were sold in the first quarter 2016.
3. All ranges assume a 6.4% nominal cap rate on dispositions.
4. Net of capitalized interest and excluding on-campus participating properties.

17

Detail of Same Store Groupings as of June 30, 2016

	2016 Grouping				2017 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2015	134	79,733			134	79,733		
2015 Acquisition Properties			7	3,535	7	3,535		
2015 Development Deliveries			4	3,187	4	3,187		
2015 Redevelopment Property			1	1,016	1	1,016		
2016 Development Deliveries			7	3,191			7	3,191
2017 Development Deliveries			10	7,454			10	7,454
Total Wholly-owned Properties	**134**	**79,733**	**29**	**18,383**	**146**	**87,471**	**17**	**10,645**

Grand Total # of Wholly-owned Properties (All Groupings)	**163**
Grand Total Wholly-owned Design Beds (All Groupings)	**98,116**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

<u>2016:</u> The 2016 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2016 and 2015. This same store grouping will be used for purposes of presenting our 2016 same store operating results.

<u>2017:</u> The 2017 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results and our same store leasing status updates throughout 2016.

18

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 19

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, and which are not conducting or planning to conduct substantial development or redevelopment activities. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 20

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Ryan Meliker / Michael Kodesch	Canaccord Genuity	(212) 389-8094 / (212) 389-8095	rmeliker@canaccordgenuity.com / mkodesch@canaccordgenuity.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	ssakwa@evercoreisi.com / gwen.clark@evercoreisi.com
David Corak	FBR & Co.	(703) 312-1610	dcorak@fbr.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-8780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(215) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com
Nick Yulico / Greg McGinniss	UBS Investment Research	(212) 713-3402 / (212) 713-2130	nick.yulico@ubs.com / greg.mcginiss@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
VP, Investor Relations

(512) 732-1000
rdennison@americancampus.com

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Forward-looking Statements In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.